UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2018 (June 22, 2018)

Runway Growth Credit Fund Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

205 N. Michigan Ave., Suite 4200, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 281-6270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

On June 22, 2018, Runway Growth Credit Fund Inc. (the “Company”) entered into (i) a demand loan agreement (the “Uncommitted Facility”) and (ii) a revolving loan agreement (the “Committed Facility,” and together with the Uncommitted Facility, the “Credit Facilities”) with CIBC Bank USA (“CIBC”).

The maximum principal amount of available borrowings under each Credit Facility is $17.5 million (for a combined maximum principal amount under the Credit Facilities of $35 million), subject in each case to availability under the borrowing base, which is based on unused capital commitments. Borrowings under the Credit Facilities bear interest, at the Company’s election at the time of drawdown, at a rate per annum equal to (i) in the case of LIBOR rate loans, the LIBOR rate for the applicable interest period plus 2.50% or (ii) in the case of prime rate loans, CIBC’s prime commercial rate at the time of the borrowing minus 0.50%.

The Credit Facilities mature on June 21, 2019. However, CIBC may terminate the Uncommitted Facility, and call any loans thereunder, at any time on demand. The Company has twenty (20) business days to honor any such demand for payment under the Uncommitted Facility (unless the Company is in payment default or certain bankruptcy or liquidation events that constitute events of default occur, in which case immediate repayment is required). Loans made under the Credit Facilities must also be repaid in full on the earlier of (i) (x) one hundred and eighty (180) days following the funding date of the loan for the first two loans and (y) one hundred and twenty (120) days following the funding date of each subsequent loan, (ii) the maturity date under the Credit Facilities of June 21, 2019, (iii) the occurrence of certain bankruptcy and liquidation events that constitute events of default under the Credit Facilities, and (iv) CIBC’s demand for payment after the occurrence of any other events of default.

The Credit Facilities are secured by a perfected first priority security interest in the Company’s right, title, and interest in and to the capital commitments of the Company’s private investors, including the Company’s right to make capital calls, receive and apply capital contributions, enforce remedies and claims related thereto together with capital call proceeds and related rights, and a pledge of the collateral account into which capital call proceeds are deposited.

The Credit Facilities contain customary covenants and events of default for such subscription credit facilities (with customary cure and notice provisions), including, without limitation, maintenance of RIC status; nonpayment; misrepresentation of representations and warranties; breach of covenant; certain bankruptcy and liquidation events; change of control at the Company’s external investment adviser, Runway Growth Capital LLC; the investment advisory agreement with the Company’s investment adviser or the administration agreement with the Company’s administrator, Runway Administrator Services LLC, ceasing to remain in effect; investors with aggregate capital commitments to the Company in excess of fifteen percent (15%) of the aggregate capital commitments of all investors in the Company failing to make capital contributions within ten (10) business days of when required; and the commitment period of the Company’s investors terminating because the Company engages in a spin-off transaction.

Item 2.03	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 10.1 –	Demand Loan Agreement, dated as of June 22, 2018, by and between the Company, as borrower, and CIBC Bank USA.

Exhibit 10.2 –	Revolving Loan Agreement, dated as of June 22, 2018, by and between the Company, as borrower, and CIBC Bank USA.

Exhibit 10.3 –	Pledge Agreement, dated as of June 22, 2018, by and between the Company, as pledgor, and CIBC Bank USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2018	RUNWAY GROWTH CREDIT FUND INC.

	By:	/s/ Thomas B. Raterman
Name: Thomas B. Raterman
Title: Chief Financial Officer, Treasurer and Secretary